UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.         )

(as filed)

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CALIFORNIA MICRO DEVICES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Registrant has established a website (http://annualmeeting.cmd.com/) for stockholders in connection with its 2009 annual meeting. Following are screenshots from the website. Current links on the website are to the following documents submitted previously to SEC via EDGAR on the dates indicated: definitive proxy statement (July 29); Form 10-K (June 15); letter to stockholders (July 31); and news releases (August 10 re rights plan elimination, August 4 re earnings, and July 31 re stockholder letter).

Cautionary Note Regarding Forward-Looking Information

All statements contained in this website that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this website include for example our expected future financial results such as revenues, operating cost reductions, non-GAAP profitability, and operating cash flow; our expectation for growth in the markets our customers serve with their products; our opportunity to increase market share for our devices from our customers; and our priorities and action plans and our ability to create shareholder value. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products, whether there is increasing economic stability, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, whether we have success in our R&D programs, and whether we incur unexpected operating expenses or obstacles to our cost reductions as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of creation of the materials contained in this website, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

I hereby confirm that I have read the above legal information >

C.Md california micro devices

Download STOCKholder Information

Home

Form 10-K for the Year Ended

March 31, 2009

Proxy Statement for 2009

Annual Meeting of Stockholders

Stockholder Letters

Press Releases

Contact Us

California Micro Devices Corporation’s 2009 Annual Meeting of Stockholders

California Micro Devices Corporation Annual Meeting of Stockholders is scheduled to be held Thursday, September 17, 2009 at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

Shareholders can use this website to access documents and important information concerning the Annual Meeting of Stockholders.

Please bookmark this site so that you can easily access it for updates and other additional information concerning the Annual Meeting of Stockholders.

Note: Please have your 12-digit control number handy when you click the “Vote Online” button. Your 12-digit control number is printed on your proxy card or notice in a box.

REGISTERED STOCKHOLDERS CAN VOTE ELECTRONICALLY BY CLICKING HERE

SHARES HELD IN STREET NAME CAN VOTE ELECTRONICALLY BY CLICKING HERE

Note: Online Voting is available 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on September 16, 2009.

www.cmd.com

C.Md california micro devices

Download STOCKholder Information

Home

Form 10-K for the Year Ended March 31, 2009

Proxy Statement for 2009 Annual Meeting of Stockholders

Stockholder Letters

Press Releases

Contact Us

Protect Your Investment

Re-elect Your Board Of Directors by Voting the White Proxy Card Today.

If you have any questions, or need any assistance in voting your CMD shares, please contact Innisfree M&A Incorporated, which is assisting us in the solicitation of proxies for the 2009 Annual Meeting of Stockholders:

Innisfree M&A Incorporated Toll-Free: (877) 456-3442 501 Madison Avenue 20th Floor New York, NY 10022